UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): June 29, 2012

RF MONOLITHICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24414	75-1638027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 Sigma Road

Dallas, Texas 75244

(Address of Principal Executive Offices, including Zip Code)

(972) 233-2903

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 29, 2012, at a special meeting of stockholders of RF Monolithics, Inc., a Delaware corporation (the “Company”), the Company’s stockholders approved the proposal to adopt and approve the Agreement and Plan of Merger, dated April 12, 2012 (as it may be amended from time to time, the “Merger Agreement”), among the Company, Murata Electronics North America, Inc., a Texas corporation (“Parent”), and Ryder Acquisition Company, Limited, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the merger of Merger Sub with and into the Company. The stockholders of the Company also approved a non-binding, advisory resolution to approve the compensation that may become payable to the Company’s named executive officers in connection with the completion of the merger. A third proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies was not needed.

The Company’s stockholders approved the proposals at the special meeting with the following voting results:

Proposal 1: Adoption and approval of the Merger Agreement

For	Against	Abstain	Broker Non-Votes
7,594,634	248,853	1,620	0

Proposal 2: Approval of the non-binding, advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger

For	Against	Abstain	Broker Non-Votes
6,975,470	818,461	51,176	0

Item 8.01. Other Events

On June 29, 2012, the Company issued a press release disclosing the results of the special meeting, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release, dated June 29, 2012, issued by RF Monolithics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF MONOLITHICS, INC.

Date: June 29, 2012	By:	/s/ Harley E Barnes III
	Name:	Harley E Barnes III
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 29, 2012, issued by RF Monolithics, Inc.